Exhibit (m)(2) Form of Amendment to Rule 12b-1 Distribution Plan

Exhibit (m)(2)

[Form of]

AMENDMENT TO

THE FBR FUNDS
DISTRIBUTION PLAN

Effective __________________, the following amendment is hereby made to the Distribution Plan dated February 27, 2004 for The FBR Funds (the "Trust") on behalf of the its Funds as set forth in Schedule A.

  Schedule A of the Plan shall be amended to include the FBR Multi-Cap Fund.

Schedule A

This Plan shall be adopted with respect to the following Funds of The FBR Funds.

FBR Large Cap Financial Fund
FBR Small Cap Financial Fund
FBR Small Cap Fund
FBR Large Cap Technology Fund
FBR Small Cap Technology Fund
FBR Multi-Cap Fund
FBR Maryland Tax-Free Portfolio
FBR Virginia Tax-Free Portfolio